Exhibit 99.1

Seneca Nation of Indians

FOR IMMEDIATE RELEASE

Media Contact

Steve Bell, Eric Mower and Associates

716.880.1449

716.548.9199

sbell@mower.com

Seneca Nation Responds Strongly to CACGEC Motion

President John says new ordinance already filed and fight will go on

SENECA NATION, ALLEGANY TERRITORY Oct. 22, 2008 – The Seneca Nation of Indians today responded actively on several fronts to recent developments involving the Seneca Buffalo Creek Casino case.

Earlier today, the Seneca Nation of Indians responded to the motion that the Citizens Against Casino Gambling in Erie County (CACGEC) filed late yesterday with U.S. District Court in Buffalo. The casino opponents are seeking an order from the court requiring the chairman of the National Indian Gaming Commission (NIGC) to issue orders immediately halting gaming at the Seneca Nation’s temporary Buffalo Creek facility and holding the NIGC chairman in contempt for not doing so sooner.

“The Seneca Nation of Indians remains committed to vindicating its rights and actions relating to its Buffalo Creek gaming facilities and continues its efforts to ensure that these operations remain open and in compliance with federal law,” said President Maurice A. John Sr.

“Throughout, the Nation has fully complied with all requirements and obligations of federal law and continues to do so.”

In their most recent filing against the federal government, the plaintiffs have misconstrued a matter of timing for federal decisions on two separate questions: (1) the decision whether to

P.O. Box 231, Salamanca, Allegany Territory, NY 14779 • Ph: 716-945-1790

appeal the federal court’s decisions of July and August in this case; and (2) the NIGC’s decision on the Nation’s proposed amendments to its gaming ordinance that were submitted in July and required an Oct. 15 response.

The NIGC and the federal authorities asked that the Seneca Nation consider withdrawing the proposed amendments to the gaming ordinance to allow the appellate decision-making process to be made without the pressure of the statutory deadline for the amendments. (See attached October 8, 2008 letter from the NIGC.)

The Nation considered this request and concluded that it was appropriate to defer to this written request from its federal regulator. (See attached October 14, 2008 letter from the Nation.)

On Tuesday, the same day that CACGEC filed its most recent pleading, the Seneca Nation resubmitted to the NIGC the proposed amendments to its gaming ordinance, thereby restarting the statutory 90-day period for NIGC consideration and approval.  (See attached October 21, 2008 letter from the Nation.) The letter will be officially received today.

The plaintiffs’ filing of late yesterday afternoon and the Seneca Nation’s letter to the NIGC re-filing its proposed amendments to its gaming ordinance apparently happened at the same time and the plaintiffs’ filing was, therefore, precipitous at best. Characterizing the withdrawal and re-submittal of the amended ordinance as a “missed deadline” is inaccurate.

As to the issue of whether the federal authorities will appeal the court’s decision, that decision does not have to be made until Oct. 27, the date when a notice of appeal is due.

Again, the plaintiffs’ actions in filing this motion this week are premature and a transparent effort to portray a normal federal decision-making process as manipulative and contemptuous, which it is not.

The Seneca Nation remains optimistic that, at the end of this process, the federal authorities will reach the appropriate conclusion and decide to appeal a decision that does not comport with federal law.  In its decision regarding the last effort by the plaintiffs to circumvent federal agency discretion and force the NIGC to close the Buffalo Creek facility, the District Court decided that the NIGC had no discretion as to whether it must issue a Notice of Violation (NOV) to the Nation.

The NIGC issued this NOV as the court required, over the Nation’s strong objections. The Nation immediately appealed and this administrative appeal is still pending before an independent administrative law judge. As part of this process, as it has considered the appeal from the federal District Court’s decisions this summer the NIGC requested on its own motion a stay of the NOV appeal.  (See attached October 10, 2008 NIGC Motion for Stay.) As of today, the Seneca Nation has not seen a copy of any decision on the NIGC’s motion for stay, said an attorney for the Nation, Carol Heckman.

Should the federal authorities decide not to appeal the federal District Court’s decision, the administrative law judge will likely take up the NOV appeal and move it forward.  The NIGC could also at that time determine that it would further exercise its enforcement authority against the Nation, the discretion for which the federal District Court has acknowledged.

Should the federal authorities decide, as the Seneca Nation believes they should, to appeal the federal District Court’s decision, then the administrative law judge likely will and should defer his processing of the Nation’s NOV appeal until he receives a definitive legal interpretation of the various issues involved in the appeal from the U.S. Court of Appeals for the Second Circuit.

“The latest filing by the casino opponents with the federal court is yet another invitation for the court to deny the Seneca Nation the due process that is provided under the federal statutory and regulatory process,” said President John. “The Seneca Nation of Indians will continue to avail itself of all options, and all administrative and judicial appeals.

“In the meantime, we remain confident that Class III gaming will continue to operate in Buffalo, where the majority of people support it. We are also confident that the Nation’s gaming will continue to work with local law enforcement and maintain jobs there and build up the Western

New York economy. The Nation will also continue to work with its legal team to avail itself of all its options.”

About The Seneca Nation of Indians

The Seneca Nation of Indians, one of the six nations of the Iroquois Confederacy, continues to live on its three aboriginal areas in Western New York, south of Buffalo, as well as sovereign territories in Niagara Falls and Buffalo where the Nation operates resorts. The Senecas’ long history includes passing on constitutional and governmental traditions used by founders of the United States like Benjamin Franklin. Formerly a warrior nation, it traditionally controlled trade and protected the Western territories, earning the title “Keeper of the Western Door.” The Nation’s five sovereign territories are comprised of 31,095 acres along the Allegany River and the Southern Tier Expressway, known as the Allegany Territory; 22,011 acres along Cattaraugus Creek near Lake Erie known as the Cattaraugus Territory; one square mile in Cuba, called the Oil Spring Territory; 30 acres in Niagara Falls, and 9 acres in Buffalo. The Allegany Territory contains the City of Salamanca within its boundaries. Tens of thousands of acres of land in southern New York and northern Pennsylvania were taken from the Nation when the federal government built the Kinzua Dam and forcibly evicted Senecas from their land in the early 1960s. The Nation today operates a $1.1 billion economy that employs more than 6,300 people, native and not. It operates and manages a variety of retail, Class II gaming and casino and hotel operations on its territories. The Nation’s three branches of government – executive, legislative and judicial – operate a faithkeepers school, expanded sports programs for young people, improved health and wellness centers and plans to construct a treatment center for alcohol and drug addictions. The Nation recently expanded greatly its capital building and social services operations, with new projects including improvements to roads, sewers, water treatment plants, water-supply facilities and low-income and elderly housing. The Nation operates a “good-neighbor” policy under which it seeks to expand its relations with groups, governments, charities, private and public corporations that wish to interact collaboratively with the Nation. In 2007, the Nation spent more than $90 million with vendors, suppliers and businesses across Western New York. In addition to hundreds of union construction jobs created in the last five years, the Nation has paid New York State and local municipalities more than $295 million in shared gaming operating revenues.

OCT 8 2008

The Honorable Maurice A. John, Sr., President

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

FAX: (716) 945-1565

Re: Seneca Nation of Indians Class III Gaming Ordinance

Dear President John:

On July 17, 2008, the Seneca Nation of Indians (Nation) submitted its 2008 class III gaming ordinance to the National Indian Gaming Commission (NIGC) for Chairman Hogen’s approval. This submission was made in response to a Decision and Order in Citizens Against Casino Gambling v. Hogen, vacating Chairman Hogen’s July 2, 2007 approval of the Nation’s ordinance.

The NIGC is working with the United States Department of Justice in regard to the potential appeal of the decision to the Second Circuit Court of Appeals. If the United States prevails on appeal, and the decision to vacate the Chairman’s July 2, 2007 approval is overturned, the Nation’s pending ordinance will not be necessary. As such, we respectfully request that the Nation withdraw its 2008 ordinance from the Chairman’s review until such time as a decision is made on appeal of Citizens Against Casino Gambling v. Hogen.

If you have any questions about this matter, please contact NIGC Staff Attorney Michael Hoenig at (202) 632-0049.

Sincerely,

Penny J. Coleman,
Acting General Counsel

cc: Donald R. Pongrace, Akin, Gump, Strauss, Hauer and Feld, LLP.

NATIONAL HEADQUARTERS	1441 L St. NW, Suite 9100, Washington, DC 20005	Tel: 202.632.7003	Fax 202.632.7066	WWW.NIGC.GOV

REGIONAL OFFICES	Portland, OR; Sacramento, CA; Phoenix, AZ; St. Paul, MN; Tulsa, OK

The Seneca Nation of Indians

PRESIDENT’S OFFICE

President: Maurice A. John, Sr.	Treasurer: Kevin W. Seneca
Clerk: Jacqueline Bowen

P.O. Box 231	12837 Route 438
Salamanca, New York 14779	Irving, New York 14081

Phone: (716) 945-1790	Phone: (716) 532-4900
Fax: (716) 945-1565	Fax: (716) 532-6272

14 October 2008

Honorable Philip Hogen, Chairman

National Indian Gaming Commission

1441 L Street NW, Suite 9100

Washington, DC 20005

Re: Withdrawal of Gaming Ordinance Amendments

Dear Chairman Hogen:

As you know, on July 17, 2008, the Seneca Nation of Indians (“Nation”) submitted amendments to the Seneca Nation of Indians Class III Gaming Ordinance (“Gaming Ordinance”) for the Chairman’s review and approval pursuant to the Indian Gaming Regulatory Act of 1988 (“IGRA”) and its implementing regulations. The Chairman is required to act on the amendments by October 15, 2008.  25 C.F.R. § 523.4.

By letter dated October 8, 2008, the NIGC requested that the Nation withdraw its Gaming Ordinance amendments to allow circumstances to unfold relative an appeal of Citizens Against Casino Gambling in Erie County v. Kempthorne, which may obviate the need for the submission of amendments to the Gaming Ordinance. For these reasons, the Nation hereby withdraws its Gaming Ordinance amendments submitted on July 17, 2008, and reserves its right to resubmit amendments to its Gaming Ordinance should circumstances warrant.

Should you or your staff have any questions on concerns with regard to the amendments to the Gaming Ordinance, please contact me at (716) 945-1790.

Respectfully,

/s/ Maurice A. John
Maurice A. John, Sr., President
SENECA NATION OF INDIANS

xc:	Penny J. Coleman
Donald R. Pongrace

The Seneca Nation of Indians

PRESIDENT’S OFFICE

President: Maurice A. John, Sr.	Treasurer: Kevin W. Seneca
Clerk: Jacqueline Bowen

P.O. Box 231	12837 Route 438
Salamanca, New York 14779	Irving, New York 14081

Phone: (716) 945-1790	Phone: (716) 532-4900
Fax: (716) 945-1565	Fax: (716) 532-6272

21 October 2008

Honorable Philip Hogen, Chairman

National Indian Gaming Commission

1441 L Street NW, Suite 9100

Washington, DC 20005

Re:  Gaming Ordinance Amendments - Resubmission

Dear Chairman Hogen:

On behalf of the Seneca Nation of Indians (“Nation”), I am resubmitting amendments to the Seneca Nation of Indians Class III Gaming Ordinance, as amended (“Gaming Ordinance”) for the Chairman’s review and approval pursuant to section 2710(d)(1)(A) of the Indian Gaming Regulatory Act of 1988 (“IGRA”). The Gaming Ordinance was originally approved by the Chairman of the National Indian Gaming Commission (“NIGC”) on November 26, 2002, and the most recent amendments were approved on July 2, 2007. The precise amendments captured herein were submitted to the Chairman for review and approval on July 17, 2008, and ultimately withdrawn by the Nation on October 14, 2008, per your request.

On July 8, 2008, the United States District Court for the Western District of New York in Citizens Against Casino Gambling in Erie County v. Kempthorne, vacated the Chairman’s July 2, 2007, approval of the Nation’s Gaming Ordinance amendments that included within the definition of gaming eligible lands the Nation’s restricted fee land in the City of Buffalo, New York (“Buffalo Parcel”).

As you know, Judge Skretny confirmed that the Nation’s Buffalo Parcel is indeed sovereign territory of the Nation over which the Nation has and exercises jurisdiction and constitutes Indian lands as defined by the IGRA. The Nation is in agreement with this portion of the Judge’s decision. Among other things, this portion of the judgment confirms that no State or local agency, government, or court has any jurisdiction or authority over the Buffalo Parcel. However, Judge Skretny also held that the NIGC erred in concluding that the Nation’s Buffalo Parcel was gaming eligible Indian lands pursuant to the IGRA’s settlement of a land claim exception. The Nation strongly believes this aspect of the decision was reversible error on a variety of grounds.

As you know, the Nation participated in the case as amicus curiae and argued that Section 2719 of IGRA did not apply to the Buffalo parcel at all, making satisfaction of its exceptions irrelevant, because Section 2719 only prohibits gaming on lands acquired “by the Secretary in trust for the benefit of an Indian tribe” after 1988. 25 U.S.C. § 2719 (emphasis added).(1) Restricted fee land is not land acquired by the Secretary “in trust” and thus does not fall within Section 2719’s gaming prohibition. The United States’ brief to Judge Skretny, however, argued that the Section 2719 prohibition did apply to restricted fee lands. That argument acknowledged that the straightforward statutory text was limited to trust lands, but reasoned on policy grounds that it was “unlikely that Congress intended to create” such a distinction.

After the case was submitted to the Court but before issuance of the decision, the Department of the Interior, one of the federal parties before Judge Skretny, published final agency regulations construing Section 2719 of IGRA. See 73 FR 29354 (May 20, 2008). The regulations became effective on August 25, 2008, and constitute the Department’s formal legal interpretation of Section 2719. In the regulations, the Department defines the “newly acquired lands” to which Section 2719’s general prohibition on gaming applies to encompass only “land that has been taken, or will be taken, in trust for the benefit of an Indian tribe by the United States after October 17, 1988.” 25 C.F.R. § 292.2. As it discussed in responding to public comments in the preamble to the Final Rule, the Department considers “[t]he omission of restricted fee lands from section 2719(a) [to be] purposeful, because Congress referred to restricted fee lands elsewhere in IGRA.”

This important change in position represents an independent basis upon which the Nation’s Ordinance with respect to the Buffalo Parcel should be reconsidered and ultimately approved – a basis that has thus far not been sufficiently considered or analyzed by the Chairman, particularly in light of these recent developments in the interpretation of IGRA. Thus, in order to allow the Chairman to analyze and apply this new development in the law and agency viewpoint in the first instance and to determine its relevance to the Nation’s land at issue here, the Nation has amended its Gaming Ordinance to reflect the status of restricted fee land. A copy of the Council Resolution authorizing and delineating the amendments is enclosed hereto.

Lastly, the Nation previously submitted to the Chairman a Supplemental Submission dated August 22, 2008, explaining more fully that the Buffalo Parcel constitutes gaming eligible Indian lands as defined under IGRA, a conclusion that is consistent with the modified position of the federal government as embodied in the new regulations. Because the enclosed amendments

(1) This is a position that the Nation has consistently taken throughout, as has the State of New York.

2

are identical to those submitted to the Chairman on July 17, 2008, the Supplemental Submission is incorporated herein by reference.

Should you or your staff have any questions on concerns with regard to the amendments to the Gaming Ordinance, please contact Donald Pongrace, our outside counsel on this matter, at (202) 887-4466.

Respectfully,

/s/ Maurice A John
Maurice A John, Sr., President
SENECA NATION OF INDIANS

Enclosures

xc:	Christopher Karns
Penny J. Coleman
Donald R. Pongrace

3

October 10, 2008

Via First-Class Mail

The Honorable Bruce A. Johnson

U.S. Department of the Interior

Office of Hearings and Appeals

801 N. Quincy Street, Suite 300

Arlington, VA 22203-1905

RE:	In the Matter of Seneca Nation of Indians of New York
Docket No. NIGC 2008-1

Dear Judge Johnson:

The Chairman of the National Indian Gaming Commission hereby makes two filings in the above-captioned proceeding.

First, pursuant to the Order dated October 2, 2008, please find enclosed the record for the above referenced matter. For the convenience of the Presiding Official and the parties to this action, a true and correct copy of the official file compiled in this matter has been reproduced onto compact disc, a copy of which is enclosed. The record is also being transmitted to counsel for the respondent.

Second, please also find enclosed a Motion to Stay, which seeks to stay these proceedings pending a decision on appeal of the case Citizens Against Casino Gambling in Erie County v. Hogen, 2008 U.S. Dist. LEXIS 52395 (W.D.N.Y. 2008). As noted in the Motion, respondent concurs in the request.

Please contact me at (202) 632-7003 if there are any issues regarding the filing of these documents.

Sincerely,

/s/ Michael Hoenig
Michael Hoenig
Staff Attorney

Enclosures

cc:	Donald R Pongrace (with enclosures)
Counsel for Respondents

NATIONAL HEADQUARTERS	1441 L St. NW, Suite 9100, Washington, DC 20005	Tel: 202.632.7003	Fax: 202.632.7066	WWW.NIGC.GOV

REGIONAL OFFICES	Portland, OR; Sacramento, CA; Phoenix, AZ; St. Paul, MN; Tulsa, OK

BEFORE THE
NATIONAL INDIAN GAMING COMMISSION
PRESIDING OFFICIAL

)
IN THE MATTER OF	)	Hon. Bruce A. Johnson
)
SENECA NATION OF	)	Docket No. NIGC 2008-1
INDIANS OF NEW YORK	)	Notice of Violation NOV-08-20
)
Respondent	)
)

MOTION FOR STAY

The Chairman of the National Indian Gaming Commission (“NIGC Chairman”) respectfully requests that the Presiding Official order a stay of proceedings in the above-referenced administrative appeal.

On September 13, 2008, the Chairman issued the above referenced notice of violation (NOV) against the Seneca Nation of Indians (“Nation”) for gaming without an approved ordinance and gaming on lands that do not qualify as “Indian lands” under IGRA. 25 U.S.C. § 2703(4). The notice of violation was necessary as a result of decisions issued in the case Citizens Against Casino Gambling v. Hogen, 2008 U.S. Dist. LEXIS 52395 (W.D.N.Y. July 8, 2008) (CACGEC I) and 2008 U.S. Dist. LEXIS 67743 (W.D.N.Y. August 28, 2008) (CACGEC II). See Administrative Record Exhibits 8 & 9. On July 8, 2008, the district court ordered “that the National Indian Gaming Commission Chairman’s July 2, 2007 administrative decision approving the Seneca Nation of Indians Class III Gaming Ordinance is vacated,” CACGEC I, at 210-211, and on August 28, 2008, ordered the Chairman to serve the NOV at issue in this appeal. CACGEC II, at 36. The NIGC is working with the United States Department of Justice in regard to the potential appeal of these decisions to the Second Circuit Court of Appeals. A notice of such appeal must be filed on or before October 27, 2008.

As the district court decisions are the bases for NOV-08-20, a successful appeal to the Second Circuit may render the NOV and, thus, this administrative appeal, unnecessary. Therefore, the NIGC Chairman respectfully requests that the Presiding Official order a stay of this proceeding pending a decision on appeal of Citizens Against Casino Gambling v. Hogen. Counsel for Respondent has reviewed this motion and represented that the Nation consents to this request.

As noted above, the United States must file a notice of appeal of Citizens Against Casino Gambling v. Hogen on or before October 27, 2008. The parties request that they be allowed to advise the Presiding Official of the status of such appeal via a status conference after October 27, 2008. If appeal is not sought by the United States, or the district court’s decision to vacate the Chairman’s July 2, 2007 approval is not overturned on appeal, then the requested stay should terminate and the appeal proceed by NIGC regulations.

Respectfully submitted on this 10th day of October, 2008

/s/ Michael Hoenig
Michael Hoenig, Staff Attorney

National Indian Gaming Commission
1441 L St. NW, Suite 9100
Washington, DC 20005
Phone: (202) 632-7003
Fax: (202) 632-7066

Certificate of Service

I hereby certify that on October 10, 2008, I served the foregoing Motion for Stay, via U.S. mail, on:

The Honorable Bruce A. Johnson

U.S. Department of the Interior

Office of Hearings and Appeals

801 N. Quincy Street, Suite 300

Arlington, VA 22203-1905

The Honorable Maurice A. John, Sr., President

Seneca Nation of Indians

P.O. Box 231

Salamanca, New York 14779

and

Donald R. Pongrace

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue, N.W.

Washington, DC 20036-1564

/s/ Frances W. Fragua
Frances W. Fragua
Legal Assistant